(Exhibit 23.1)


                         Consent of Independent Auditors


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 217,611 shares of common stock of Edison Control Corporation of our report dated February 14, 1996, with respect to the 1995 and 1994 financial statements of Edison Control Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1997 filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP



   MetroPark, New Jersey
   December 4, 1997